Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Registration Statements (Nos. 33-94026, 33-51234, 33-75028, 33-77684, 33-57628, 33-80581, 33-80583,
333-42775, 333-89325, 333-89329 and 333-89327) of Apria Healthcare Group Inc. on
Form S-8 of our report dated February 14, 2001, appearing in this Annual Report on Form 10-K of Apria Healthcare Group Inc. for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP

Costa Mesa, California
March 21, 2001